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                                 SIXTH AMENDMENT
                                       to
                             ULTRAK OPERATING, L.P.
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

        THIS SIXTH AMENDMENT (this "Agreement") is executed and effective as of April 6, 2001, among ULTRAK OPERATING, L.P., a Texas limited partnership ("Borrower"), ULTRAK, INC., a Delaware corporation ("Parent"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (as a "Lender"), HARRIS TRUST AND SAVINGS BANK (as a "Lender"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (as "Administrative Agent" for present and future Lenders).

                                    RECITALS

        Borrower, Parent, Administrative Agent and Lenders are parties to that certain First Amended and Restated Credit Agreement (as previously, hereby or hereafter renewed, extended, modified, supplemented, amended and restated, the "Credit Agreement") dated as of May 17, 2000, providing for, among other things, a secured revolving credit facility. The parties to this Agreement have agreed to amend the Credit Agreement as set forth herein.

                                   AGREEMENTS

        NOW THEREFORE, in consideration of the premises, and for other good, fair and valuable consideration, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms; References. Unless otherwise stated in this Agreement, terms defined in the Credit Agreement have the same meanings when used in this Agreement. All references in the Credit Documents to the "Credit Agreement" refer to the Credit Agreement as heretofore amended and as amended by this Agreement. This Agreement is a "Credit Document" referred to in the Credit Agreement, and the provisions relating to Credit Documents in the Credit Agreement are incorporated by reference, the same as if set forth verbatim in this Agreement.

2.      Amendments.  The Credit Agreement is hereby amended as follows:

        (a)     The following definitions are hereby added to the Credit
                Agreement:

               "First TROL Default Waiver", "Second TROL Default Waiver" and "Third TROL Default Waiver" means waivers by the same names granted pursuant to various amendments to this Credit Agreement.

               "SWBVI Advance" means the advance on or about April 6, 2001 of Two Million Dollars ($2,000,000) by SWBVI to Borrower, which is and shall be deemed to be a Permitted Intercompany Advance.




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               "SWBVI Contribution" means the contribution on or about April 6,
           2001 of Two Million One Hundred Thousand Dollars ($2,100,000) by Security Warranty to SWBVI.

               "SWBVI Note" means a promissory note dated April 6, 2001, in form and substance satisfactory to Administrative Agent, executed by Borrower, payable to the order of SWBVI, evidencing the indebtedness arising from the SWBVI Advance, which shall be pledged by SWBVI to Administrative Agent, for the benefit of Lenders, pursuant to a Security Agreement executed and delivered by SWBVI pursuant to
           Section 5.1, and possession thereof delivered to Administrative Agent, with an allonge endorsement satisfactory to Administrative Agent.

        (b) Section 9.7(h) is amended by adding the following immediately before the semi-colon at the end thereof: "and the SWBVI Contribution, so long as, simultaneously therewith, the SWBVI Advance is made and the SWBVI Note is pledged to Administrative Agent pursuant to Section 5.1".

3. Conditions Precedent. Unless one or more of the following conditions precedent is waived by Lenders, this Agreement is effective only if, as and when:

        (a) Administrative Agent receives counterparts of this Agreement executed by Parent, Borrower, Administrative Agent, each Lender and each Subsidiary whose name appears on the Subsidiary Joinder at the end of this Agreement (each, a "Ratifying Subsidiary");

        (b) Administrative Agent receives the original of the executed SWBVI Note, with a duly executed allonge endorsement acceptable to Administrative Agent, as a pledge by SWBVI of the SWBVI note pursuant to the SWBVI Security Agreement;

        (c) Administrative Agent receives one or more certificates evidencing all of the issued and outstanding capital stock of SWBVI, as a pledge by Security Warranty of additional collateral under the Amended and Restated Security Agreement;

        (d) Administrative Agent receives an Addendum to the Amended and Restated Security Agreement, executed by Security Warranty, confirming the pledge of the SWBVI capital stock to Administrative Agent;

        (e) Administrative Agent receives a Security Agreement duly executed by SWBVI (the "SWBVI Security Agreement"), which will include subordination provisions similar to Section 10 of the Guaranty: and

        (f) Administrative Agent receives an Amended and Restated Contribution and Indemnification Agreement (the "Amended Contribution Agreement") duly executed by Borrower and each Ratifying Subsidiary, amended and restating, and in substantially the same form as, the Contribution and Indemnification Agreement dated as of March 22, 2000 executed by Borrower and each Ratifying Subsidiary other than SWBVI.



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4.      Certain Covenants.  Contemporaneously with the execution of this
Agreement:

        (a) Borrower will pay in full all fees and expenses due and owing to Administrative Agent and each Lender, including unpaid fees and expenses of counsel.

        (b)     Borrower will deliver to Administrative Agent a certificate of
        (i) the Secretary of Borrower certifying as to resolutions of the board of directors or executive committee of Borrower authorizing and approving the execution of this Agreement, the SWBVI Note and the Amended Contribution Agreement, (ii) the Secretary of Parent certifying as to resolutions of the board of directors or executive committee of Parent authorizing and approving the execution of this Agreement, (iii) the Secretary of Security Warranty certifying as to resolutions of the board of directors or executive committee of Security Warranty authorizing and approving the pledge of the SWBVI stock to Administrative Agent and the execution of the Amended Contribution Agreement and (iv) the Secretary of SWBVI certifying as to (A) resolutions of the board of directors or executive committee of SWBVI authorizing and approving the SWBVI Advance, the execution of the SWBVI Security Agreement and the Amended Contribution Agreement and the pledge of the SWBVI Note to Administrative Agent and (B) the Organizational Documents of SWBVI attached to such certificate.

5. Ratifications. Except as expressly modified and superseded by this Agreement, the Credit Documents are ratified and confirmed and continue in full force and effect. The Credit Documents, as amended by this Agreement, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Borrower and Parent, and each Ratifying Subsidiary, hereby ratify and confirm that all Liens heretofore granted to Administrative Agent for the benefit of Lenders were intended to, do and continue to secure the full payment and performance of the Obligation. Borrower and Parent agree to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or amendments to any of the foregoing, and such other agreements, documents and instruments as Administrative Agent may reasonably request in order to perfect and protect those Liens and preserve and protect the Rights of Administrative Agent and Lenders in respect of all present and future Collateral.

6. Representations and Warranties. Borrower and Parent hereby, jointly and severally, represent and warrant to Administrative Agent and Lenders that (a) this Agreement and any other Credit Documents to be delivered under this Agreement have been duly executed and delivered by or on behalf of Borrower and each other Company party to them, are valid and binding upon Borrower and the other Companies and are enforceable against Borrower and the other Companies in accordance with their respective terms, except as limited by any applicable Debtor Relief Laws, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Borrower or any other Company of this Agreement or any other Credit Document to be delivered under this Agreement, (c) the execution, delivery and performance by Borrower and the other Companies of this Agreement and any other Credit Documents to be delivered under this Agreement do not require the consent of any other Person and do not and will not constitute a violation of any Laws, agreements or understandings to which Borrower or any other Company is a party or by which Borrower or any other Company is bound, (d) the representations and warranties contained in the Credit Agreement, as amended by this Agreement, and any other Credit Documents are true and correct in all material respects as of the date of this Agreement, (e) no Event of Default or Potential Default exists, other than the Events of Default and Potential Defaults to which the First TROL Default Waiver, Second TROL Default Waiver and Third TROL Default Waiver relate, and (f) each Company has performed all of its obligations under the Credit Agreement and other Credit Documents.



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7.      Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.

8. Parties Bound. This Agreement binds and inures to the benefit of Borrower, Lenders and Administrative Agent and, subject to Section 14.12 of the Credit Agreement, their respective successors and assigns.

9. ENTIRETY. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS HEREIN AND THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        EXECUTED AND EFFECTIVE as of April 6, 2001.

               ULTRAK, INC., as Parent

               By:    /s/ Chris T. Sharng
                  ------------------------------------------------------
                      Chris T. Sharng, Senior Vice President and Chief Financial
                      Officer

               ULTRAK OPERATING, L.P. as Borrower
               By: Ultrak GP, Inc. its General Partner

               By:    /s/ Chris T. Sharng
                  ------------------------------------------------------
                      Chris T. Sharng, Senior Vice President and Chief Financial
                      Officer

               AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                      as Administrative Agent and a Lender

               By:    /s/ Donna H. Evans
                  ------------------------------------------------------
                      Donna H. Evans, Vice President

               HARRIS TRUST AND SAVINGS BANK, as a Lender

               By:    /s/ William Robin
                  ------------------------------------------------------
                      William Robin, Vice President



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                               SUBSIDIARY JOINDER

        To induce Administrative Agent and Lenders to enter into this Agreement, each Subsidiary named below (a) consents and agrees to this Agreement's execution and delivery, (b) ratifies and confirms that all guaranties, assurances and Liens granted, conveyed or assigned to Administrative Agent for the benefit of Lenders under the Credit Documents are not released, diminished, impaired, reduced or otherwise adversely affected by this or any prior amendment, and continue to guarantee, assure and secure the full payment and performance of the Obligation, (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages and other agreements, documents, instruments and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those guaranties, assurances and Liens, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of Administrative Agent and Lenders and their respective successors and permitted assigns.

               ULTRAK GP, INC.

               By:    /s/ Chris. T. Sharng
                   -----------------------------------------------------
                      Chris T. Sharng, Senior Vice President and Chief Financial
                      Officer

               ULTRAK, LP, INC.

               By:    /s/ Chris T. Sharng
                   -----------------------------------------------------
                      Chris T. Sharng, Senior Vice President and Chief Financial
                      Officer

               DIAMOND ELECTRONICS, INC.

               By:    /s/ Chris T. Sharng
                  ------------------------------------------------------
                      Chris T. Sharng, Senior Vice President and Chief Financial
                      Officer

               MONITOR DYNAMICS, INC.

               By:    /s/ Chris T. Sharng
                  ------------------------------------------------------
                      Chris T. Sharng, Senior Vice President and Chief Financial
                      Officer

               ABM DATA SYSTEMS, INC.

               By:    /s/ Chris T. Sharng
                  ------------------------------------------------------
                      Chris T. Sharng, Senior Vice President and Chief Financial
                      Officer

               SECURITY WARRANTY, INC.

               By:    /s/ Chris T. Sharng
                  -----------------------------------------------------
                      Chris T. Sharng, Senior Vice President and Chief Financial
                      Officer

               SECURITY WARRANTY (BVI) LTD.

               By:    /s/ Chris T. Sharng
                   ----------------------------------------------------
                      Chris T. Sharng, Director


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